Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of NetSol Technologies, Inc. and Subsidiaries of our report dated September 15, 2015, on our audits of the consolidated financial statements of NetSol Technologies, Inc. and Subsidiaries as of June 30, 2015 and the consolidated results of their operations and cash flows for the year ended June 30, 2014, and the reference to us under the caption “Experts”.

Kabani & Company, Inc. Certified Public Accountants /Kabani & Company/
Los Angeles, California May 23, 2016